SPECIAL MEETING OF SHAREHOLDERS

J.P. Morgan Mutual Fund Group ("MFG")

A Special Meeting of Shareholders of JPMorgan Intrepid International Fund, JPMorgan Intrepid European Fund, JPMorgan Japan Fund, JPMorgan International Growth Fund and JPMorgan Asia Equity Fund was held on January 20, 2005, and adjourned and reconvened on February 3, 2005, at 522 Fifth Avenue, New York, New York 10036 for purposes of asking shareholders to consider the following proposals:

1)  To elect thirteen (13) Trustees for each JPMorgan Fund. A majority of shareholders of the MFG approved the election of each Trustee by the following votes:

AFFIRMATIVE
NEGATIVE
WITHHOLD

William J. Armstrong
128,297,849
3,531,682
261,556
Roland R. Eppley, Jr.
128,420,274
3,409,257
261,556
John F. Finn
128,500,853
3,328,678
261,556
Dr. Matthew Goldstein
128,448,980
3,380,551
261,556
Robert J. Higgins
128,521,979
3,307,551
261,556
Peter C. Marshall
128,497,115
3,331,416
261,556
Marilyn McCoy
128,478,689
3,350,842
261,556
William G. Morton, Jr.
128,470,511
3,359,020
261,556
Robert A. Oden, Jr.
128,476,705
3,352,826
261,556
Fergus Reid, III
128,378,739
3,450,792
261,556
Frederick W. Ruebeck
128,426,489
3,403,042
261,556
James J. Schonbachler
128,537,477
3,292,054
261,556
Leonard M. Spalding
128,197,032
3,632,498
261,556

2)  To approve proposed Agreement and Plan of Reorganization (each, a "Reorganization Agreement") pursuant to which each of the JPMorgan Funds would be reorganized as a corresponding series of J.P. Morgan Mutual Fund Series. The following Fund approved the Agreement and Plan of Reorganization by the following votes:

FOR

AGAINST

ABSTAIN
BROKER
NON-VOTES

JPMorgan Intrepid International Fund (formerly JPMorgan Tax Aware International Opportunities)
6,469,783
170

56,472
JPMorgan Intrepid European Fund
2,745,448
49,301
24,534
860,401
JPMorgan Japan Fund
4,996,843
4,956
1,571
341,819
JPMorgan International Growth Fund
510,057

JPMorgan Asia Equity Fund
1,044,531
739
14,988

3)  To approve the amendment of certain of the JPMorgan Fund's fundamental investment restrictions on borrowing in order to make them simpler, more flexible and consistent with the borrowing restrictions for the other JPMorgan
Funds. A majority of the shareholders of the following Funds approved the proposal by the following votes:

FOR

AGAINST

ABSTAIN
BROKER
NON-VOTES

JPMorgan Intrepid European Fund
2,739,033
53,531
26,719
860,401
JPMorgan Japan Fund
4,995,157
6,642
1,571
341,819
JPMorgan International Growth Fund
510,057

JPMorgan Asia Equity Fund
1,044,531
739

14,988

J.P. Morgan Series Trust ("JPMST")
A Special Meeting of Shareholders of JPMorgan Tax Aware Disciplined Equity Fund, JPMorgan Tax Aware Enhanced Income Fund, JPMorgan Tax Aware US Equity Fund, JPMorgan Market Neutral Fund and JPMorgan Global Healthcare Fund was held on January 20, 2005, at 522 Fifth Avenue, New York, New York 10036 for purposes of asking shareholders to consider the following proposals:

1)  To elect thirteen (13) Trustees for each JPMorgan Fund. A majority of shareholders of the JPMST approved the election of each Trustee by the following votes:

AFFIRMATIVE
NEGATIVE

William J. Armstrong
1,992,936,052
8,575,717
Roland R. Eppley, Jr.
1,993,051,772
8,459,997
John F. Finn
1,993,318,545
8,193,223
Dr. Matthew Goldstein
1,993,320,045
8,191,724
Robert J. Higgins
1,993,309,565
8,202,204
Peter C. Marshall
1,993,308,029
8,203,740
Marilyn McCoy
1,993,308,029
8,203,740
William G. Morton, Jr.
1,993,305,371
8,206,397
Robert A. Oden, Jr.
1,993,298,511
8,213,258
Fergus Reid, III
1,992,861,420
8,650,349
Frederick W. Ruebeck
1,993,251,990
8,259,779
James J. Schonbachler
1,993,126,404
8,385,365
Leonard M. Spalding
1,993,173,822
8,337,947

2)  To approve proposed Agreement and Plan of Reorganization (each, a "Reorganization Agreement") pursuant to which each of the JPMorgan Funds would be reorganized as a corresponding series of J.P. Morgan Mutual Fund Series. The following Funds approved the Agreement and Plan of Reorganization by the following votes:

FOR

AGAINST

ABSTAIN
BROKER
NON-VOTES

JPMorgan Tax Aware Disciplined Equity
86,475,469
589,389
522,677
37,530,284
JPMorgan Tax Aware Enhanced Income
764,360,501
7,774,537
915,871
12,676,577
JPMorgan Tax Aware US Equity
739,718,894
3,889,629
2,098,818
34,097,764
JPMorgan Global Healthcare Fund
3,986,340
23,832
16,887
514,144
JPMorgan Market Neutral Fund
41,313,565
8,685
641,346

J.P. Morgan Mutual Fund Select Group ("MFSG")
A Special Meeting of Shareholders of JPMorgan Tax Aware Large Cap Growth Fund, JPMorgan Tax Aware Large Cap Value Fund and JPMorgan International Equity Fund was held on January 20, 2005, at 522 Fifth Avenue, New York, New York
10036 for purposes of asking shareholders to consider the following proposals:

1)  To elect thirteen (13) Trustees for each JPMorgan Fund. A majority of shareholders of the MFSG approved the election of each Trustee by the following votes:

AFFIRMATIVE
NEGATIVE

William J. Armstrong
98,827,965
614,396
Roland R. Eppley, Jr.
98,825,116
617,245
John F. Finn
98,840,383
601,979
Dr. Matthew Goldstein
98,834,557
607,805
Robert J. Higgins
98,823,121
619,240
Peter C. Marshall
98,838,263
604,099
Marilyn McCoy
98,830,602
611,759
William G. Morton, Jr.
98,829,638
612,723
Robert A. Oden, Jr.
98,834,513
607,849
Fergus Reid, III
98,810,619
631,743
Frederick W. Ruebeck
98,837,758
604,604
James J. Schonbachler
98,833,998
608,364
Leonard M. Spalding
98,816,763
625,599

2)  To approve proposed Agreement and Plan of Reorganization (each, a "Reorganization Agreement") pursuant to which each of the JPMorgan Funds would be reorganized as a corresponding series of J.P. Morgan Mutual Fund Series. The following Funds approved the Agreement and Plan of Reorganization by the following votes:

FOR

AGAINST

ABSTAIN
BROKER
NON-VOTES

JPMorgan Tax Aware Large Cap Growth
12,120,452
4,969
31,290
2,993
JPMorgan Tax Aware Large Cap Value
21,242,175
349,235
71,854
13,757
JPMorgan International Equity Fund
37,131,945
151,282
185,049
817,160

To approve the amendment of certain of the JPMorgan Fund's fundamental investment restrictions on borrowing in order to make them simpler, more flexible and consistent with the borrowing restrictions for the other JPMorgan
Funds. A majority of the shareholders of the following Fund approved the proposal by the following votes:

FOR

AGAINST

ABSTAIN
BROKER
NON-VOTES

JPMorgan International Equity Fund
33,350,347
3,902,977
214,953
817,160

J.P. Morgan Institutional Funds ("JPMIF")

A Special Meeting of Shareholders of JPMorgan Tax Aware Short Intermediate Income Fund, JPMorgan International Value Fund, JPMorgan International Opportunities Fund and JPMorgan Emerging Markets Equity Fund was held on January 20, 2005, and adjourned and reconvened on February 3, 2005, at 522 Fifth Avenue, New York, New York 10036 for purposes of asking shareholders to consider the following proposals:

1)  To elect thirteen (13) Trustees for each JPMorgan Fund. A majority of shareholders of the JPMIF approved the election of each Trustee by the following votes:

AFFIRMATIVE
NEGATIVE

William J. Armstrong
2,570,614,090
22,720,763
Roland R. Eppley, Jr.
2,570,399,817
22,935,037
John F. Finn
2,569,881,278
23,453,575
Dr. Matthew Goldstein
2,570,332,886
23,001,967
Robert J. Higgins
2,569,489,951
23,844,902
Peter C. Marshall
2,569,718,781
23,616,072
Marilyn McCoy
2,569,796,782
23,538,071
William G. Morton, Jr
2,569,572,614
23,762,240
Robert A. Oden, Jr.
2,569,148,888
24,185,965
Fergus Reid, III
2,570,290,303
23,044,550
Frederick W. Ruebeck
2,569,687,035
23,647,818
James J. Schonbachler
2,570,727,808
22,607,045
Leonard M. Spalding
2,570,279,217
23,055,636

2)  To approve proposed Agreement and Plan of Reorganization (each, a "Reorganization Agreement") pursuant to which each of the JPMorgan Funds would be reorganized as a corresponding series of J.P. Morgan Mutual Fund Series. The following Fund approved the Agreement and Plan of Reorganization by the following votes:

FOR
AGAINST
ABSTAIN
BROKER
NON-VOTES

JPMorgan Tax Aware Short Intermediate Income
477,315,306
414,610
259,730

JPMorgan International Value Fund
20,428,398
153,868
669,893
2,593,336
JPMorgan International Opportunities
Fund
123,191,457
100,454
422,779
4,409,459
JPMorgan Emerging Markets Equity
Fund
52,011,332
301,487
525,125
9,279,133